SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

LONG BEACH SECURITIES CORP.
(as depositor under the Pooling and Servicing Agreement,
dated as of July 1, 2003, providing for the issuance of
Asset-Backed Certificates, Series 2003-4)
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-90550	33-0917586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Town & County Road Suite 1600 Orange, California	92868

(Address of Principal Executive Office)	(Zip Code)

 Registrant's telephone number, including area code:  (714) 541-5378

Item 2.  Acquisition or Disposition of Assets

        On July 10, 2003 (the "Closing Date"), a single series of certificates, entitled Long Beach Mortgage Loan Trust 2003-3, Asset-Backed Certificates, Series 2003-3 (the "Certificates"), were issued pursuant to a pooling and servicing agreement, dated as of July 1, 2003 (the "Agreement"), among Long Beach Securities Corp. as depositor (the "Depositor"), Long Beach Mortgage Company as master servicer ("Long Beach") and Deutsche Bank National Trust Company as trustee (the "Trustee").

        The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting of a pool of first lien and second lien, fully amortizing adjustable-rate and fixed-rate residential mortgage loans (the "Mortgage Pool") having original terms to maturity up to 30 years (the "Mortgage Loans").  The Mortgage Pool consists of Mortgage Loans having an aggregate scheduled principal balance of $2,200,000,305.17 as of July 1, 2003 (the "Cut-Off" Date").  The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated July 8, 2003 (the "Purchase Agreement") between Long Beach and the Depositor.

Item 5.  Other Events

Description of the Mortgage Pool

        The Prospectus, dated July 30, 2002, and the Prospectus Supplement dated July 8, 2003 (the "Prospectus Supplement"), previously filed with the Securities and Exchange Commission pursuant to Rule 424(b), described a portion of the Mortgage Pool.  The tables attached as exhibit 99.1 hereto describe certain characteristics of the entire Mortgage Pool as of the Closing Date. The statistical information presented in exhibit 99.1 relates to the Mortgage Loans as of the Cut-off Date and, unless otherwise noted, all statistical percentages or weighted averages set forth in exhibit 99.1 are measured as a percentage of the aggregate scheduled principal balance as of the Cut-off Date of the Mortgage Loans in the Loan Group I or Loan Group II, in each case as defined in the Agreement, or the indicated subset of the Mortgage Loans in the Loan Group I or Loan Group II, as the case may be.  Capitalized terms used in exhibit 99.1 without definition have the meaning given to them in the Prospectus Supplement.

Item 7.             Financial Statements and Exhibits

                        (a)        Not applicable

                        (b)        Not applicable

                        (c)        Exhibits

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of July 1, 2003, relating to Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates, Series 2003-4.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 16, 2003

LONG BEACH SECURITIES CORP.

By:	/s/ Jeffery A Sorensen

Name: Jeffery A Sorensen
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

99.1	Characteristics of the Mortgage Pool as of July 1, 2003, relating to Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates, Series 2003-4.	P

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